                                                                     Exhibit 2.3

               SECOND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

     THIS SECOND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this "Second Amendment") is made effective as of the 26th day of October, 2004, by and between Essex the Crest, L.P., a California limited partnership, Essex El Encanto Apartments, L.P., a California limited partnership, Essex Hunt Club Apartments, L.P., a California limited partnership, Essex Rosebeach Apartments, L.P., a California limited partnership, Essex Andover Park Apartments, L.P., a California limited partnership, Essex Rivermark Apartments, L.P., a California limited partnership, Essex Arboretum Apartments, L.P., a California limited partnership, Essex Ocean Villa Apartments, L.P., a California limited partnership, Essex Carlsbad Apartments, L.P., a California limited partnership, Essex San Dimas Bonita Apartments, L.P., a California limited partnership, Essex San Dimas Canyon Apartments, L.P., a California limited partnership, Essex Huntington Beach Apartments, L.P., a California limited partnership, Essex Villa Venetia Apartments, L.P., a California limited partnership, Newport Beach North LLC, a Delaware limited liability company, Newport Beach South LLC, a Delaware limited liability company, and Essex Woodland Apartments, L.P., a California limited partnership (each entity being known individually as "Seller" and collectively all such entities shall hereinafter be known as "Sellers"), and United Dominion Realty, L.P., a Delaware limited partnership, together with its successors and permitted assigns ("Buyer").


                                    RECITALS

         A. Sellers and Purchaser are parties to that certain Agreement of Purchase and Sale dated as of August 13, 2004, as amended by that certain First Amendment to Agreement of Purchase and Sale dated as of September 29, 2004 (collectively, the "Agreement"), whereby the Sellers have agreed to sell and the Purchaser has agreed to purchase certain real and personal property located in the states of California and Oregon and more particularly described therein.

         B. Sellers and Purchaser desires to modify the Agreement to, among other things, provide for a reduction in the purchase price for the Coronado North Apartments located in Newport Beach, California (the "Property") due to the existence of certain structural issues at the parking garages located thereon, as more fully set forth herein.

         C. Defined terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

         NOW, THEREFORE, in consideration of the foregoing, of the covenants, promises and undertakings set forth herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sellers and Purchasers agree as follows:

     1. The Recitals set forth above are true and correct.


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     2. The Purchase Price for the Property is hereby amended to be One Hundred
Nine Million Dollars ($109,000,000).

     3. The parties acknowledge and agree that certain structural deficiencies have been discovered with regard to the parking garages at the Property, including, without limitation, broken tension strands (the "Structural Issues"). In connection therewith, Sellers hereby agree to the following: (i) Sellers have agreed to close upon the purchase of the Property with full knowledge of the Structural Issues in consideration of the terms provided for in this Agreement,
(ii) no Seller shall have any responsibility or liability with regard to any of the Structural Issues, (iii) Purchaser, and anyone claiming by, through or under Purchaser, hereby waives its right to recover from and fully and irrevocably releases Sellers and Sellers' employees, officers, directors, directors, representatives, agents, advisors, servants, attorneys, affiliates, parent, subsidiaries, and successors and assigns (the "Released Parties") from any and all claims, responsibility and/or liability that Purchaser may now have or hereafter acquire against any of the Released Parties for any costs, loss, liability, damage, expenses, demand, action or cause of action arising from or related to any of the Structural Issues. Notwithstanding the foregoing the Released Parties shall not include contractors, subcontractors, and other persons who are unaffiliated with Sellers and who have supplied labor, materials or equipment to a work of improvements at the Property. This release includes claims of which Purchaser is presently unaware or which Purchaser does not presently suspect to exist which, if known by Purchaser, would materially affect Purchaser's release of the Released Parties. Purchaser specifically waives the provision of any statute or principle of law which provides otherwise. In this connection and to the extent permitted by law, Purchaser agrees, represents and warrants that Purchaser realizes and acknowledges that factual matters now unknown to Purchaser may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected and Purchaser further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Purchaser nevertheless hereby intends to release, discharge and acquit the Released Parties from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses. With respect to the claims released in this subparagraph (iii), Purchaser expressly waives any rights or benefits available to it under the provisions of Section 1542 of the California Civil Code, which provides as follows:

             "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     Purchaser acknowledges that its attorney at law has explained to it the meaning and effect of this statute. Purchaser understands fully the statutory language of Section 1542 of the California Civil Code, and, with this understanding, Purchaser nevertheless elects to, and does, assume all risk for claims released under this Paragraph 3 whether arising before or after the execution of this Second Amendment and whether now known


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or unknown, and Purchaser specifically waives any rights it may have under
Section 1542 of the California Civil Code. Purchaser fully understands that if the facts with respect to which this Second Amendment is executed are later found to be other than or different from the facts now believed by it to be true, it expressly accepts and assumes the risk of that possible difference in facts and agrees that this Second Amendment shall be and remain effective notwithstanding that difference in facts, (iv) Purchaser shall defend, indemnify, protect and hold Sellers and their respective subsidiaries, affiliates, partners and constituent entities, and each of all of their respective shareholders, directors, officers, representatives, employees and/or agents harmless from and against any and all claims, liens, expenses, costs (including, without limitation, attorneys' fees and costs and court costs), liabilities, damages, losses, demands, actions or causes of action of whatever kind or nature, including, without limitation, with regard to personal injury or property damage, arising out of or in any way connected with, directly or indirectly, any of the Structural Issues which occur on or after the date of the closing of the Property, (v) the provisions of this Paragraph 3 are intended to be supplementary to and not in conflict with or in derogation of any of the provisions of the Agreement, including, without limitation, Section 4.6 thereof, and (vi) the provisions of this Paragraph 3 shall survive closing.

     4. Six Million Dollars ($6,000,000) of the Deposit is to be applied in connection with the closing of the following properties on October 27, 2004: (i) Ocean Villas, (ii) Villas at Carlsbad, (iii) Villas at Bonita, (iv) Villas at San Dimas Canyon, (v) Coronado North, (vi) Arboretum, and (vi) Villa Venetia. In connection with same, the parties agree that the entire Six Million Dollars ($6,000,000) of the Deposit, together with all accrued interest thereon, shall be applied toward the purchase price for Villa Venetia.

     5. The terms of this Agreement shall be interpreted in accordance with the laws of the State of California, without regard to any conflict of law issues.

     6. Except as expressly set forth in this Second Amendment, all other terms and provisions of the Agreement shall remain unmodified hereby. The Agreement, as modified herein, is hereby incorporated herein in its entirety and a part hereof, and Sellers and Purchaser hereby ratify the Agreement (as amended hereby) and agree and acknowledge that the Agreement is in full force and effect.

     7. This Second Amendment maybe executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. This Second Amendment shall be binding upon Sellers and Purchaser upon each party's delivery via telefacsimile of executed counterparts of the signature page taken from identical counterparts of this Second Amendment.


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     8. Purchaser represents and warrants that it still retains any and all rights of purchaser under the Agreement and has not assigned any such rights to any other party. Sellers acknowledge that Purchaser will assign the Agreement to certain of its Affiliates immediately following the effectiveness of this Second Amendment, provided that any such assignment shall be accomplished in accordance with the terms of the Agreement. The provisions of this Paragraph 8 shall survive closing.

     IN WITNESS WHEREOF, the undersigned have executed this Second Amendment as of the date and year first above written.


                                        PURCHASER:

                                        United Dominion Realty, L.P.,
                                        a Delaware limited partnership


                                        By: United Dominion Realty Trust, Inc.,
                                            a Maryland corporation, its
                                            General Partner


                                        By: /s/ W. Mark Wallis
                                            ------------------------
                                            W. Mark Wallis
                                            Senior Executive Vice President




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                                     SELLERS:

                                     ESSEX THE CREST, L.P.

                                     By: Essex Apartment Value Fund, L.P.,
                                         a Delaware limited partnership,
                                         its general partner

                                         By: Essex VFGP, L.P.,
                                             a Delaware limited partnership,
                                             its general partner

                                             By: Essex VFGP, Inc.,
                                                 a Delaware corporation,
                                                 its general partner

                                                  By:    /s/ Jordan E. Ritter
                                                     ---------------------------
                                                           Jordan E. Ritter
                                                        Senior Vice President



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                                     ESSEX EL ENCANTO APARTMENTS, L.P.

                                     By: Essex Apartment Value Fund, L.P.,
                                         a Delaware limited partnership,
                                         its general partner

                                         By: Essex VFGP, L.P.,
                                             a Delaware limited partnership,
                                             its general partner

                                             By: Essex VFGP, Inc.,
                                                 a Delaware corporation,
                                                 its general partner

                                                 By:    /s/ Jordan E. Ritter
                                                    ----------------------------
                                                         Jordan E. Ritter
                                                       Senior Vice President


                                     ESSEX HUNT CLUB APARTMENTS, L.P.

                                     By: Essex Apartment Value Fund, L.P.,
                                         a Delaware limited partnership,
                                         its general partner

                                         By: Essex VFGP, L.P.,
                                             a Delaware limited partnership,
                                             its general partner

                                             By: Essex VFGP, Inc.,
                                                 a Delaware corporation,
                                                 its general partner

                                                 By:    /s/ Jordan E. Ritter
                                                    ----------------------------
                                                          Jordan E. Ritter
                                                       Senior Vice President




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                                     ESSEX ROSEBEACH APARTMENTS, L.P.

                                     By: Essex Apartment Value Fund, L.P.,
                                         a Delaware limited partnership,
                                         its general partner

                                         By: Essex VFGP, L.P.,
                                             a Delaware limited partnership,
                                             its general partner

                                             By: Essex VFGP, Inc.,
                                                 a Delaware corporation,
                                                 its general partner

                                                 By:    /s/ Jordan E. Ritter
                                                    ----------------------------
                                                           Jordan E. Ritter
                                                        Senior Vice President


                                     ESSEX ANDOVER PARK APARTMENTS, L.P.

                                     By: Essex Apartment Value Fund, L.P.,
                                         a Delaware limited partnership,
                                         its general partner

                                         By: Essex VFGP, L.P.,
                                             a Delaware limited partnership,
                                             its general partner

                                             By: Essex VFGP, Inc.,
                                                 a Delaware corporation,
                                                 its general partner

                                                 By:    /s/ Jordan E. Ritter
                                                    ----------------------------
                                                         Jordan E. Ritter
                                                       Senior Vice President



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
                                     ESSEX RIVERMARK APARTMENTS, L.P.

                                     By: Essex Apartment Value Fund, L.P.,
                                         a Delaware limited partnership,
                                         its general partner

                                         By: Essex VFGP, L.P.,
                                             a Delaware limited partnership,
                                             its general partner

                                             By: Essex VFGP, Inc.,
                                                 a Delaware corporation,
                                                 its general partner

                                                 By:    /s/ Jordan E. Ritter
                                                    ----------------------------
                                                          Jordan E. Ritter
                                                        Senior Vice President


                                     ESSEX ARBORETUM APARTMENTS, L.P.

                                     By: Essex Apartment Value Fund, L.P.,
                                         a Delaware limited partnership,
                                         its general partner

                                         By: Essex VFGP, L.P.,
                                             a Delaware limited partnership,
                                             its general partner

                                             By: Essex VFGP, Inc.,
                                                 a Delaware corporation,
                                                 its general partner

                                                 By:    /s/ Jordan E. Ritter
                                                    ----------------------------
                                                          Jordan E. Ritter
                                                        Senior Vice President




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                                     ESSEX OCEAN VILLA APARTMENTS, L.P.

                                     By: Essex Apartment Value Fund, L.P.,
                                         a Delaware limited partnership,
                                         its general partner

                                         By: Essex VFGP, L.P.,
                                             a Delaware limited partnership,
                                             its general partner

                                             By: Essex VFGP, Inc.,
                                                 a Delaware corporation,
                                                 its general partner

                                                 By:    /s/ Jordan E. Ritter
                                                    ----------------------------
                                                          Jordan E. Ritter
                                                       Senior Vice President


                                     ESSEX CARLSBAD APARTMENTS, L.P.

                                     By: Essex Apartment Value Fund, L.P.,
                                         a Delaware limited partnership,
                                         its general partner

                                         By: Essex VFGP, L.P.,
                                             a Delaware limited partnership,
                                             its general partner

                                             By: Essex VFGP, Inc.,
                                                 a Delaware corporation,
                                                 its general partner

                                                 By:   /s/ Jordan E. Ritter
                                                    ----------------------------
                                                         Jordan E. Ritter
                                                       Senior Vice President



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                                     ESSEX SAN DIMAS BONITA APARTMENTS, L.P.

                                     By: Essex Apartment Value Fund, L.P.,
                                         a Delaware limited partnership,
                                         its general partner

                                         By: Essex VFGP, L.P.,
                                             a Delaware limited partnership,
                                             its general partner

                                             By: Essex VFGP, Inc.,
                                                 a Delaware corporation,
                                                 its general partner

                                                 By:    /s/ Jordan E. Ritter
                                                    ----------------------------
                                                          Jordan E. Ritter
                                                       Senior Vice President


                                     ESSEX SAN DIMAS CANYON APARTMENTS, L.P.

                                     By: Essex Apartment Value Fund, L.P.,
                                         a Delaware limited partnership,
                                         its general partner

                                         By: Essex VFGP, L.P.,
                                             a Delaware limited partnership,
                                             its general partner

                                             By: Essex VFGP, Inc.,
                                                 a Delaware corporation,
                                                 its general partner

                                                 By:    /s/ Jordan E. Ritter
                                                    ----------------------------
                                                          Jordan E. Ritter
                                                        Senior Vice President




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                                     ESSEX HUNTINGTON BEACH APARTMENTS, L.P.

                                     By: Essex Apartment Value Fund, L.P.,
                                         a Delaware limited partnership,
                                         its general partner

                                         By: Essex VFGP, L.P.,
                                             a Delaware limited partnership,
                                             its general partner

                                             By: Essex VFGP, Inc.,
                                                 a Delaware corporation,
                                                 its general partner

                                                 By:    /s/ Jordan E. Ritter
                                                    ----------------------------
                                                          Jordan E. Ritter
                                                       Senior Vice President


                                     ESSEX VILLA VENETIA APARTMENTS, L.P.

                                     By: Essex Apartment Value Fund, L.P.,
                                         a Delaware limited partnership,
                                         its general partner

                                         By: Essex VFGP, L.P.,
                                             a Delaware limited partnership,
                                             its general partner

                                             By: Essex VFGP, Inc.,
                                                 a Delaware corporation,
                                                 its general partner

                                                 By:    /s/ Jordan E. Ritter
                                                    ----------------------------
                                                          Jordan E. Ritter
                                                        Senior Vice President



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                                     ESSEX NEWPORT BEACH NORTH LLC

                                     By: Newport Beach North, Inc.,
                                         its managing member

                                         By:        /s/ Jordan E. Ritter
                                            ------------------------------------
                                                      Jordan E. Ritter
                                                   Senior Vice President


                                     ESSEX NEWPORT BEACH SOUTH LLC

                                     By: Newport Beach South, Inc.,
                                         its managing member

                                         By:       /s/ Jordan E. Ritter
                                            ------------------------------------
                                                     Jordan E. Ritter
                                                  Senior Vice President


                                     ESSEX WOODLAND APARTMENTS, L.P.

                                     By: Essex Apartment Value Fund, L.P.,
                                         a Delaware limited partnership,
                                         its general partner

                                         By: Essex VFGP, L.P.,
                                             a Delaware limited partnership,
                                             its general partner

                                             By: Essex VFGP, Inc.,
                                                 a Delaware corporation,
                                                 its general partner

                                                 By:     /s/ Jordan E. Ritter
                                                    ----------------------------
                                                           Jordan E. Ritter
                                                         Senior Vice President



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                                     APPROVAL OF 1031 EXCHANGE
                                     ACCOMODATOR FOR CORONADO NORTH:

                                     1031 STRATEGIES AND SERVICES, INC.


                                     By:  /s/ Toby Jackson
                                        ----------------------------------------
                                     Its: Vice President
                                         ---------------------------------------





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                   JOINDER OF ESSEX APARTMENT VALUE FUND, L.P.


     The undersigned, ESSEX APARTMENT VALUE FUND, L.P., a Delaware limited partnership, hereby joins in this Second Amendment solely for the purpose of confirming that it shall be jointly and severally liable to Purchaser on a primary basis, and not merely as a surety, for any and all obligations of the Sellers pursuant to Sections 3.3, 4.2, 4.7, 5.6 and 5.8 of the Agreement, notwithstanding this Second Amendment, which obligations (except to the extent survival of the same are limited as to Sellers pursuant to such Sections) and this Joinder shall survive the Closings and the recordation of the Deeds, and shall not be deemed merged into such Deeds or the other documents and instruments delivered at such Closing.


                                     Essex Apartment Value Fund, L.P.,
                                     a Delaware limited partnership,
                                     its general partner

                                     By: Essex VFGP, L.P.,
                                         a Delaware limited partnership,
                                         its general partner

                                         By: Essex VFGP, Inc.,
                                             a Delaware corporation,
                                             its general partner

                                             By:     /s/ Jordan E. Ritter
                                                --------------------------------
                                                        Jordan E. Ritter
                                                     Senior Vice President


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                  JOINDER OF UNITED DOMINION REALTY TRUST, INC.

     The undersigned, United Dominion Realty Trust, Inc., a Maryland corporation, hereby joins in this Second Amendment solely for the purpose of confirming that it shall be jointly and severally liable to Sellers on a primary basis, and not merely as a surety, for any and all obligations of the Purchaser (defined as "Buyer" in the Agreement) pursuant to Section 4.5 of the Agreement, notwithstanding this Second Amendment, which obligations and this Joinder shall survive the Closings and the recordation of the Deeds and shall not be deemed merged into such Deeds or the other documents and instruments delivered at such Closing.


                                     United Dominion Realty Trust, Inc.,
                                     a Maryland corporation

                                     By:          /s/ W. Mark Wallis
                                        --------------------------------------
                                                    W. Mark Wallis
                                           Senior Executive Vice President


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